Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	Corporate Communications, Inc.
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@cci-ir.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES RECEIPT OF EXPECTED NOTIFICATION LETTER FROM NASDAQ DUE TO TIMING OF FILING ON FORM 10-K

Frisco, Texas (March 20, 2020) – Addus HomeCare Corporation (Nasdaq: ADUS), a provider of home care services, when announcing this week its estimated preliminary unaudited financial results also announced a delay in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”). As disclosed then, because of an inability to obtain prior auditor consent for inclusion of financial statements for the years ending December 31, 2017 and 2018, in connection with making adjustments thereto, the Company’s current auditor, PricewaterhouseCoopers has agreed, subject to completing their customary engagement acceptance and independence procedures, to independently re-audit the Company’s financial statements for those years. In connection with the delayed Form 10-K, Addus yesterday received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying Addus that it is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic financial reports with the Securities and Exchange Commission. The Nasdaq notice has no immediate effect on the listing or trading of Addus common stock on the Nasdaq Global Select Market. Under Nasdaq’s listing rules, Addus has 60 calendar days from the date of the letter to submit a plan to regain compliance. Addus will continue to work to finalize the re-audits as soon as practicable and expects to submit a plan within the proscribed time frame.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2019 and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2019, which are available at www.sec.gov. In addition, since December 2019, an outbreak of COVID-19, a new strain of coronavirus, has resulted in travel disruption and affected business operations across the world. At this point, the extent to which this coronavirus and the impact of social, government or Company responses to it may impact our results is uncertain. Accordingly, this outbreak could have a material adverse effect on our financial condition and results of operations. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

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ADUS Announces Receipt of Expected Notification Letter From Nasdaq Due To Timing of Filing on Form 10-K

March 20, 2020

About Addus

Addus is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 42,000 consumers through 184 locations across 26 states. For more information, please visit www.addus.com.

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